SCRIPT FOR SAM SMOOKLER & DANIEL RUMSEY

                              Q1 2004 EARNINGS CALL

                                 APRIL 29, 2004

      Thank you, Operator. Good Afternoon. I'm Dan Rumsey, Acting CFO and General Counsel of P-Com.

      Before we begin, I need to once again inform our listeners that some of the statements made on this call are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this call. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the Company's cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; the continued intense competition from leading telecommunications equipment and technology suppliers resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the ability of P-Com's customers


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to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K, 10-Q and 8-K.

      A web cast replay of this call will be available immediately following its conclusion at WWW.P-COM.COM.

      And now, I'd like to introduce Sam Smookler, President & CEO of P-Com.

      Good afternoon everyone. I'll begin by going over our results and then highlight the progress we made in Q1.

      As announced today, P-Com reported net sales of $6.8 million in the first quarter of 2004, compared to $5.7 million for the fourth quarter of 2003 and $4.6 million in the first quarter of last year.

      Operating expenses for the quarter ended March 31, 2004 were $3.9 million, compared to $3.5 million in the fourth quarter of 2003 and $4.5 million in the


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first quarter of last year. Expenses were up slightly as a result of the
Speedcom asset acquisition but we continued to reduce our loss from continuing operations to $2.3 million for the quarter compared to losses of $6.0 million in Q4 of last year and $ 10.4 million in Q1 of 2003.

      Most importantly, our first quarter of 2004 was an important transition for P-COM, as a company. During 2003 our primary focus was on restructuring. In Q1 of this year, with most of our restructuring behind us we focused on re-entry into the marketplace, operational improvements, customer satisfaction and product development.

      As a result, we increased revenue by 19 percent in the first quarter compared to the fourth quarter of 2003 and 48 percent from the first quarter a year ago. Gross margins also improved to 25 percent, and we had a strong, positive book to bill for the quarter.

      During our restructuring process, we did not provide guidance on future revenue or earnings. Now, as we move forward and gain momentum in the marketplace we begin to provide more forward looking estimates.

      With regard to looking forward, it's important to keep things in perspective, at least from a macro view, that our two major market segments are in different stages of economic recovery. The enterprise market appears to be


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more active with emerging opportunities while our core cellular backhaul business is still sluggish with lots of competition for every opportunity that comes available.

      That being said, we have set two important objectives for ourselves. First, to achieve revenue of $ 30+ million for this year, and secondly to get to an EBITDA break-even by Q1 '05.

      I'll elaborate more on the critical initiatives taking place within the company to support these objectives after Dan Rumsey reviews the numbers.

      Thanks Sam.

      As Sam mentioned, P-Com had another quarter of increasing revenue growth and improvement in operating margins. We continue to make progress toward achieving over $30 million in revenue for all of 2004. With this level of revenue, we anticipate achieving positive EBITDA, beginning in the first quarter of 2005.

      The growth we saw in net sales for the quarter ended March 31, 2004 suggests that we're on track to achieve our goals. Net sales for the quarter increased to $6.8 million for the quarter ended March 31, 2004, compared to $5.7 million for the fourth quarter of 2003, representing an increase of 19%. Net


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sales in the recently completed quarter increased 48% compared to net sales in the comparable quarter in 2003, when P-Com recorded net sales of $4.6 million.

         By major product line, our sales break down is as follows:

         Licensed Products                  76%               $5.2M
         License Exempt Products            24%               $1.6M

      Despite getting off to a late start in the first quarter due to the transfer of much of the production to a third party manufacturer, the newly acquired Wave Wireless product family within the license exempt product line contributed approximately $900,000 to our revenue, or 13% of our total product sales. We look forward to further contributions from this product family as we go forward.

      Geographically, our product sales continue to be dispersed throughout the world, consistent with prior quarters. Our Encore product continues to be dominated by sales to Latin America, and we are confident in our ability to expand or increase our sales of this product line to other regions, such as the Middle East and Asia, where we have expanded our sales force and are working to expand our distribution channels. Our other point-to-point product lines continue to be dominated by sales in Europe and the U.K.


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      With the addition of the Wave Wireless product family, we're once again gaining sales in the United States, where Wave Wireless generated 39% of its total sales, and we expect to increase product sales in the domestic market as we focus on marketing that product in Homeland Security and other applications where security features are fundamental to the purchase decision.

      Costs of goods sold in Q1 were $5.1 million, representing 75% of sales, a slight improvement of gross margins to 25% in the quarter, compared to gross margins of 22% in Q4 of 2003. The increase in margins in the first quarter is principally attributable to the mix of our product sales, and from cost reductions realized from our outsourcing efforts in our Encore product line.

      We have made significant improvements in our gross margins over the past year due to our restructuring and manufacturing outsourcing efforts. Our objective is to increase overall operating margins to over 30%, and we're currently on track to achieve that goal. However, the continued competitiveness in the marketplace, especially in our licensed product line, is likely to challenge our ability to achieve our objective in the near term. Offsetting this challenge, it is important to note that sales of our license exempt product line, which carries higher operating margins, continue to grow, and therefore


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are a catalyst in achieving, and ultimately exceeding, our overall margin objectives. Our efforts will gain traction as we continue to increase sales and address the issue of under-absorption of overhead caused by the ongoing payment of certain legacy items that I'll refer to in a moment.

      For the quarter, P-Com reported a loss from continuing operations of $2.3 million, compared to a loss of $6.0 million in the fourth quarter of 2003, and a loss of $8.5 million for the first quarter of 2003. Excluding non-cash items reported during the fourth quarter of 2003, the operating loss in the current quarter increased by approximately $100,000.

      The slight increase in loss from continuing operations this quarter compared to the fourth quarter of 2003 is principally due to expenses incurred in connection with the acquisition of the Wave Wireless business, expenses related to the restructuring, and the payment of legacy items during the quarter. These items, which consist principally of obligations to vendors and others incurred during the boom in telecom spending that occurred in the late 1990's and early 2000's, continue to negatively impact our results from


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operations, and our use of cash. We anticipate that many of these items will drop off by the end of 2004, therefore reducing their impact on earnings.

      Given those expenses and the ongoing cost of operating the business, management continues to control expenses. We continue to look for ways to lower the cost of operations, where those cuts don't impede the top-line growth of the Company.

      Turning now to our financial position, our cash balances totaled $4.1 million at the end of the first quarter of 2004, compared to $6.2 million at the end of the fourth quarter of 2003. The decrease in cash principally resulted from the net cash used in operating activities, which was approximately $1.9 million in the first quarter of 2004. The decrease in cash was partially offset by a $1.3 million increase in accounts receivable, which increased to approximately $6.1 million in the first quarter of 2004, compared to $4.8 million in the fourth quarter of 2003. The increase in accounts receivable during the quarter resulted from the increased shipments in the first quarter, relative to the volume of products shipped in the fourth quarter of 2003.


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      Our total liabilities in the quarter increased from approximately $20.6 million at December 31, 2003 to $21.1 million at the end of the first quarter. All of our liabilities reflected on our balance sheet are short term, resulting in a working capital deficit of ($4.1) million. Excluding a disputed deferred vendor contract obligation of approximately $8.0 million, we had positive working capital of $3.9 million at the end of the first quarter. The claim represented by that obligation, which management is currently negotiating to resolve, is more than offset by claims asserted against the vendor.

      It's important to note that management is actively working to improve its working capital position as part of its efforts to increase its liquidity, which I will describe briefly in a moment. Key to our liquidity is our use of cash. Our net cash position decreased by approximately $2.1 million during the quarter ended March 31, 2004. Excluding certain legacy items paid during the quarter of approximately $500,000, our net cash usage was approximately $1.63 million - a more accurate reflection of the cash used during the quarter. As a management team, we're intensely focused on minimizing our cash usage and maintaining adequate levels of liquidity to grow our business. We're therefore currently evaluating several opportunities presented to the Company to provide additional


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working capital without incurring additional dilution to our shareholders or increasing our current liabilities. In fact, as I just referenced in my remarks, while we certainly can't offer any assurances, management is currently negotiating to substantially reduce our current liabilities, and is in advanced discussions to convert certain under performing assets into cash. Each of these efforts are part of our overall objective to increase our working capital position, and therefore provide the liquidity necessary to grow our business.

      Before I turn it back to Sam, I want to highlight our dedication as a management team on carefully managing our financial resources, and returning the Company to a sound financial position. This is THE area where I am personally focused, and I'm extremely confident that with the renewed focus on customers, products and revenue recognition, we'll achieve our objectives and ultimately return P-Com to profitability.

         Sam

      I'm going to add a little more perspective about the actions that are underway to execute on our plan and also touch on what's happening in our markets.


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We announced some major wins of new orders during Q1 and the network implementation for our Encore products in Latin America is going very well. We now have close to a hundred links of Encore Universal bandwidth installed and carrying traffic for one of the fastest growing operators in the region and we'll continue to deliver additional equipment this quarter. While this particular win is a major achievement, the market in general for licensed spectrum, cellular backhaul and access is still tenuous and there is still lots of excess capacity available for the market. On the positive side, we've demonstrated that we can win going head to head with the best of the competition but prices are still depressed and every win is in the hand-to-hand combat mode.

      We're continuing to gain momentum with broadband access applications for business and residential connections using both our AirPro Gold and Speedlan license exempt products. We announced significant network applications for Brazil and the UK and we have numerous ISP opportunities in the works.

      At the same time, we're working with several major partners in the security market to deploy Speedlan networking radios in integrated solutions with miniaturized video cameras for security and surveillance networks. We're currently quoting as a partner on a major USA port of entry security upgrade for


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homeland security. In general, the security and surveillance market is shaping up to be an exciting new opportunity for P-Com.

      We announced earlier this week that we are making inroads with all of our product lines in the Middle East, particularly in Saudi Arabia and Iraq. All in all, we have a lot of positive things happening for us in the market.

      When asked about my focus areas for leading the company forward, I consistently reply that we are investing in field sales and product development. These are critical to strengthening the company and laying the foundation for the next chapter of growth and profitability. We've recently added experienced sales power in Latin America, Europe-Middle-East and Africa and Asia Pacific and with the acquisition of the Speedcom-Wave Wireless assets we acquired a strong team that is already winning business in the USA.

      We're fortunate to have a strong operations team that is implementing our outsourcing strategy. We've now outsourced both the Encore product line and the Speedlan product line as full turnkey products placed with strategic supply chain partners. This quarter we will be moving ahead to fully turnkey our AirPro Gold product line. On the operations side, we continue to show progress with


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inventory management and though we're not yet where we want to be, we've had continuous improvement in our inventory turns, which are currently at 3.5 up from 2.5 last quarter.

      The financial benefits of outsourcing will continue to reduce our costs and improve our inventory turns over the next several quarters.

      Turning to our product development activities, we're focused for the near term on product line enhancements like the AirPro Gold license exempt 2T1 with PMP connectivity which we announced earlier this month and we're continuing the roll out of additional frequency bands for Encore to support additional geographical market requirements. Speedlan, our networking, license exempt, broadband access product line has some exciting new enhancements in process, such as increased bandwidth performance at 54 Mbps and commercialization of the mobile mesh feature. While all of these enhancements are important new offerings to our markets and customers, we've taken an additional and important new step forward from a strategic standpoint.

      We are now formulating our plans for the next new product family for P-COM. This new platform will be world class and leading edge in its target market. I'll tell you more about it at our next conference call. I mention it


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now to reinforce the fact that we are thinking strategically as well as tactically.

      In closing I want to share with you my level of confidence in P-COM's leadership team. When I joined the company in September of last year, there was a team in place of dedicated, experienced and highly competent leaders, I've brought some additional new talent into the organization to round out and strengthen the team even further. I am confident that the current leadership team is capable of taking P-COM to $ 100 million in revenue and beyond.

      We'll now take questions from conference participants.


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